Exhibit 5.1

July 2, 2004

Zhone Technologies, Inc.

7001 Oakport Street

Oakland, California 94621

Re:	Registration Statement on Form S-8 with respect to 1,957,252 shares of Common Stock, par value $0.001 per share

Ladies and Gentlemen:

In connection with the preparation and filing by Zhone Technologies, Inc., a Delaware corporation (the “Company”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), of a Registration Statement on Form S-8 (the “Registration Statement”) relating to the issuance by the Company of 1,957,252 shares of the Company’s Common Stock, par value $0.001 per share (the “Shares”), pursuant to options granted under the: (a) Osicom Technologies, Inc. 1988 Stock Plan, (b) Amended and Restated Osicom Technologies, Inc. 1997 Incentive and Non-Qualified Stock Option Plan, (c) Sorrento Networks Corporation 2000 Stock Incentive Plan, and (d) 2003 Equity Incentive Plan of Sorrento Networks Corporation (the “Plans”), you have requested our opinion with respect to the matters set forth below.

In our capacity as your counsel in connection with such registration, we are familiar with the proceedings taken by the Company in connection with the authorization, issuance and sale of the Shares. In addition, we have made such legal and factual examinations and inquiries, including an examination of originals or copies certified or otherwise identified to our satisfaction of such documents, corporate records and instruments, as we have deemed necessary or appropriate for purposes of this opinion.

In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as copies.

We are opining herein as to the effect on the subject transaction only of the General Corporation Law of the State of Delaware, and we express no opinion with respect to the applicability thereto, or the effect thereon, of the laws of any other jurisdiction or any other Delaware laws, or as to any matters of municipal law or the laws of any local agency within any state.

Subject to the foregoing, it is our opinion that the Shares have been duly authorized and, when issued upon exercise of the options granted and upon payment of the exercise price as contemplated by the terms of the Plans, will be validly issued, fully paid and nonassessable.

We consent to your filing this opinion as an exhibit to the Registration Statement.

Very truly yours,

/s/ Latham & Watkins LLP
Latham & Watkins LLP